UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) August 3, 2006

AMERICAN REPROGRAPHICS COMPANY

(Exact Name of Registrant as Specified in its Charter)

STATE OF DELAWARE	001-32407	20-1700361

(State or other jurisdiction of Incorporation or Organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

700 North Central Avenue, Suite 550, Glendale, California	91203

(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code (818) 500-0225
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02 Results of Operations and Financial Condition

On August 3, 2006, American Reprographics Company issued a press release reporting its financial results for the second quarter of 2006. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated by reference into this Item 2.02.

 Item 8.01 Other Events

On July 28, 2006 a decision was rendered against American Reprographics Company in favor of the plaintiff, Yann Geron, as Trustee of the Estate of Louis Frey Company, Inc., in Case No. 03-152997 (SMB) in the United States Bankruptcy Court Southern District of New York after a six-day bench trial in April 2006. The judge determined that damages should be awarded to the plaintiff in the amount of approximately $11.1 million, exclusive of pre-judgment interest accruing at 9% per annum. The Company continues to believe its position is meritorious and the Company has decided to vigorously pursue its right to appeal. The Company and its advisors are currently reviewing the accounting treatment of the damage award. A copy of the press release is attached hereto as Exhibit 99.1.

Item 9.01 Financial Statements and Exhibits

Exhibit No.	Description

99.1	American Reprographics Company Press Release dated August 3, 2006

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: August 3, 2006	AMERICAN REPROGRAPHICS COMPANY
	By:	/s/ Sathiyamurthy Chandramohan
Sathiyamurthy Chandramohan
Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description

99.1	American Reprographics Company Press Release dated August 3, 2006